UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2014

Cole Credit Property Trust V, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-189891 (1933 Act)	46-1958593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01 in its entirety.
Midland Olympus Portfolio — Various — On October 23, 2014, ARCP MT Rockford IL, LLC and ARCP MT Louisville KY, LLC, each a Delaware limited liability company and a wholly-owned subsidiary of Cole Operating Partnership V, LP (“CCPT V OP”), the operating partnership of Cole Credit Property Trust V, Inc. (the “Company”), entered into an agreement of purchase and sale with MO Brynwood, LLC and MO Blankenbaker, LLC, each an Ohio limited liability company (the “Sellers”), which are not affiliated with the Company, its advisor or affiliates (the “Purchase Agreement”). The Company and its affiliates maintain no material relationships with the Sellers or their affiliates, other than in respect of the parties’ entry into the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, CCPT V OP purchased two multi-tenant retail buildings, constituting approximately 210,000 square feet, located in Rockford, Illinois and Louisville, Kentucky, respectively (the “Properties”), for an aggregate purchase price of approximately $29.3 million, exclusive of closing costs. The Properties were constructed in 1983 and 2007, respectively, and are 100% leased.

Item 2.01	Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01 in its entirety.
CCPT V OP, through its wholly-owned subsidiaries mentioned above, acquired the Properties from the Sellers on October 23, 2014. The principal provisions of the leases of the major tenants at the Properties are set forth in the following table:

Property	Major Tenant (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)	Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
Brynwood Square — Rockford, IL	Schnuck Markets, Inc.	71,800	59%	5/5 yr.	$497,000	$6.92	10/23/2014	-	11/30/2021
Blankenbaker Plaza — Louisville, KY	Wal-mart Stores East, LP	48,203	55%	13/5 yr.	$494,081	$10.25	10/23/2014	-	7/2/2027
	Geo. C. Richards Company, Inc.	11,625	13%	2/5 yr.	$191,813	$16.50	10/23/2014	-	7/31/2016
	Fitness 19 KY 204, LLC	8,912	10%	2/5 yr.	$151,609	$17.01	10/23/2014	-	11/30/2014
					$152,521	$17.11	12/1/2014	-	12/31/2014
					$161,040	$18.07	1/1/2015	-	12/31/2024

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.

(2)	Represents the number of renewal options and the term of each option.

(3)
Effective annual base rent and effective annual base rent per square foot include adjustments for rent concessions or abatements, if any. In general, the Company intends for its properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(4)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised.
The purchases of the Properties were funded with proceeds from the Company’s ongoing public offering of common stock and certain borrowings from the Company’s revolving bank credit facility, as described in the Company’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 1, 2014 and October 23, 2014 (the “Amended Credit Facility”). In connection with the acquisitions, CCPT V OP borrowed $10.0 million under the Amended Credit Facility. As of October 23, 2014, the borrowing base under the Amended Credit Facility based on the underlying collateral pool for qualified properties was approximately $99.5 million and the amount outstanding under the Amended Credit Facility was $58.5 million. In connection with the acquisitions, the Company paid an affiliate of Cole REIT Advisors V, LLC, its advisor, acquisition fees and expenses totaling approximately $733,000. Other than in respect of the Company’s acquisition of the Properties from the Sellers pursuant to the Purchase Agreement described above, the Company, its advisor, its directors, its officers and their respective associates and affiliates have no relationship with the Sellers and their affiliates.

In evaluating the Properties as potential acquisitions, including the determination of an appropriate purchase price to be paid for the Properties, the Company considered a variety of factors, including the condition and financial performance of the Properties, the terms of the existing leases and the creditworthiness of the tenants, property location, visibility and access, age of the Properties, physical condition and curb appeal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including trade area population and average household income and neighborhood growth patterns and economic conditions. The Company does not currently have plans to incur any significant costs to renovate, improve or develop the Properties, and the Company believes that the Properties are adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information pertaining to the Company’s borrowings under the Amended Credit Facility set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2014	COLE CREDIT PROPERTY TRUST V, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer

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